EXHIBIT 10.15
January 14, 1998

PLAY-BY-PLAY TOYS & NOVELTIES, INC.
4400 Tejasco
San Antonio, TX  78218-0267
Attention:  Saul Gamoran

Re:  WARNER BROS. LICENSE AGREEMENT #8700-BLT - AMENDMENT #1

Dear Mr. Gamoran:

This letter when fully executed shall formally amend the above-referenced License Agreement, dated September 10, 1997, relative to certain rights owned and controlled by our client Warner Bros., a division of Time Warner Entertainment Company L.P. (the "Agreement").

By our mutual execution hereof, it is agreed as follows:

PARAGRAPH 1 DEFINITIONS is hereby amended by adding the following subparagraph thereto:

"(i) "Promotional Commitment": Licensee commits to spend a minimum of *REDACTED* dollars ($*REDACTED*) on television advertising to promote the Licensed Products during the Term. Licensor shall have the right to audit Licensee's books and records under the terms and conditions of Paragraph 6 herein in order to verify compliance with Licensee's obligations hereunder."

In all other respects, other than as noted above, the subject License Agreement and all of its terms and conditions shall continue to govern our relationship.

Please show your concurrence with the above by signing all three (3) copies of this document and returning them to this office. Upon final execution, one copy will be sent to you for your files. This letter shall have no legal effect unless and until signed by all parties noted below.

LICENSOR:                                 AGREED AND ACCEPTED:
                                          LICENSEE:
WARNER BROS. CONSUMER
PRODUCTS, ON BEHALF OF ITSELF AND         PLAY-BY-PLAY TOYS &
AS AGENT FOR WARNER BROS., A DIVISION     NOVELTIES, INC.
OF TIME WARNER ENTERTAINMENT
COMPANY L.P.


By:/s/ GARY R. SIMON                      By:/s/ SAUL GAMORAN
   Gary R. Simon
   Vice President, Legal Affairs

Date:  1/30/98                            Date:  1/21/98